Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated March 12, 2024, with respect to the financial statements of Kindly MD, Inc. as of and for the years ended December 31, 2023 and 2022, in this Registration Statement on Form S-1/A. We also consent to the reference of our firm under the caption “Experts” in this registration statement.

/s/ Sadler, Gibb and Associates, LLC

Draper, UT

March 12, 2024